UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 29, 2007


                              AUDIOVOX CORPORATION
             (Exact name of registrant as specified in its charter)


              Delaware                                   0-28839
              --------                                   -------
(State or other jurisdiction of  incorporation) (Commission File Number)

                                   13-1964841
                                   ----------
                      (I.R.S. Employer Identification No.)

180 Marcus Blvd., Hauppauge, New York                                 11788
-------------------------------------                                 -----
Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code (631) 231-7750


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of file following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(e))





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ITEM 2.01COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On December 21, 2006, Audiovox Corporation ("Audiovox") entered into a definitive agreement to acquire Thomson's Americas consumer electronics accessory business as well as rights to the RCA brand for consumer electronics accessories.

On January 29, 2007, Audiovox completed its acquisition of Thomson's Americas consumer electronics accessory business for a total purchase price of approximately $59 million, which includes the working capital adjustment. The acquisition includes the rights to the RCA brand for consumer electronics accessories as well as the Recoton, Spikemaster, Ambico and Discwasher brands for use on any products and the Jensen, Advent, Acoustic Research and Road Gear brands for accessory products.

There was no material relationship between Audiovox and Thomson prior to the purchase of the Thomson Americas consumer electronics accessory business.

A press release  relating to the completion of this  acquisition is furnished as
Exhibit 99.1 attached hereto.

The information furnished under Item 2.01 shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.


ITEM 9.01(D).              EXHIBITS

EXHIBIT NO.       DESCRIPTION

99.1     Press Release dated January 29, 2007 by Audiovox Corporation



                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   AUDIOVOX CORPORATION (Registrant)


Date:   January 29, 2007           BY:/s/ Charles M. Stoehr
                                   ------------------------
                                   Charles M. Stoehr
                                   Senior Vice President and
                                       Chief Financial Officer





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